Prospectus Supplement filed under Rule 424(b)(3)
                                                      Registration No. 333-84573





                              Prospectus Supplement
                             Dated November 19, 1999

     The Prospectus dated August 13, 1999 relating to the offer for resale of up to $361,000,000 aggregate principal amount of The Interpublic Group of Companies, Inc.'s 1.87% Convertible Subordinated Notes due 2006, and such shares of common stock as may be issued upon conversion of the notes, is hereby supplemented to include the following information in the "Selling
Securityholders" table in the Prospectus Supplement dated August 13, 1999:


                                                                Principal Amount
                                                                  of Registered
                  Selling Securityholders                             Notes
--------------------------------------------------------------- ----------------
Lord Abbett Bond Debenture Fund ...............................    $4,275,000
---------------------------------------------------------------
     Total of Above............................................    $4,275,000
     -------------                                                 ==========

     The "Selling Securityholders" table in the Prospectus, as supplemented, is amended so that the principal amount of registered notes held by Warburg Dillon Read LLC is increased from $250,000 to $570,000.